Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
     On June 9, 2010, Archipelago Learning, Inc., a Delaware corporation (the “Company”), and Archipelago Learning Holdings UK Limited, a United Kingdom private limited company (“Archipelago UK”), a newly formed wholly owned indirect subsidiary of the Company, acquired Educationcity Limited, a United Kingdom private limited company (“EducationCity”) pursuant to a Share Purchase Agreement (the “Acquisition Agreement”) with Matthew Drakard, Simon Booley and Tom Morgan (collectively, the “Sellers”). Pursuant to the Acquisition Agreement, Archipelago UK purchased 100% of the equity of EducationCity for a purchase price of: (i) $65,116,274 in cash; (ii) 1,242,408 shares of common stock, par value $0.001 (the “common stock”) of the Company; and (iii) $5.0 million in additional deferred cash consideration, of which $2.5 million will be paid by the Company on each of December 31, 2010 and December 31, 2011 (the “Acquisition”). The Acquisition was financed with cash on hand and the proceeds of a new $15.0 million supplemental term loan and $10.0 million revolving loan commitments.
     The following unaudited pro forma condensed combined financial information reflects the Acquisition accounted for as a business combination. The accounting for the Acquisition is incomplete, as the Company is currently evaluating the fair values of each asset and liability acquired and has not yet received the final valuation report on such assets and liabilities. Provisional amounts for assets and liabilities acquired have been presented based on management’s best estimate of the values based on preliminary analysis performed. Management expects that there may be differences between these preliminary estimates (such as the estimates of the value of the acquired intangible assets and deferred revenues) and the final business combination accounting and that these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company’s future results of operations and financial position.
     The unaudited pro forma condensed combined balance sheet as of March 31, 2010 is presented as if the Acquisition occurred on March 31, 2010.
     The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2010 and the year ended December 31, 2009 are presented as if the Acquisition occurred on January 1, 2009. The unaudited pro forma condensed combined financial information combines the historical financial statements of the Company and EducationCity for the periods presented, as well as adjustments to give effect to pro forma events that are: (i) directly attributable to the acquisition; (ii) factually supportable; and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results of the combined company. This unaudited pro forma condensed combined financial information is prepared by management for informational purposes only in accordance with Article 11 of Securities and Exchange Commission Regulation S-X and is not necessarily indicative of future results or of actual results that would have been achieved had the Acquisition been consummated as of the dates presented, and should not be taken as representative of future consolidated operating results of the Company. The unaudited pro forma combined financial information does not reflect any differences in the cost structure or any incremental revenue from selling Study Island and EducationCity products to the other entity’s customer list that the Company may experience, as a result of the integration process and management operational decisions, with respect to the combined company as such adjustments are not factually supportable at this point in time or directly attributable to the acquisition. Descriptions of the adjustments used to prepare the unaudited pro forma condensed combined financial information are contained in the notes to the unaudited pro forma condensed combined financial information, and such information should be reviewed in its entirety.
     The unaudited pro forma condensed combined financial information has been developed from and should be read in conjunction with: (i) EducationCity’s historical audited consolidated financial statements for the year ended December 31, 2009 and notes thereto included in Exhibit 99.1 of the Company’s Current Report on Form 8-K/A filed on August 20, 2010; (ii) EducationCity’s historical unaudited consolidated financial statements as of and for the three months ended March 31, 2010 and notes thereto included in Exhibit 99.1 of the Company’s Current Report on Form 8-K/A filed on August 20, 2010; (iii) the Company’s historical audited consolidated financial statements for the year ended December 31, 2009 and notes thereto, contained in the Company’s Annual Report on Form 10-K, filed on March 5, 2010; and (iv) the Company’s historical unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2010, contained in the Company’s Quarterly Report on Form 10-Q, filed on May 12, 2010. EducationCity’s historical financial statements referred to above were presented in British Pounds and have been converted to U.S. Dollars for this unaudited pro forma condensed combined financial information using the current (spot) currency exchange rate of 1.51 for the balance sheet as of March 31, 2010 and using the average currency exchange rates of 1.56 for the statements of operations for the three months ended March 31, 2010 and the year ended December 31, 2009.

ARCHIPELAGO LEARNING, INC.
PRO FORMA CONDENSED COMBINED BALANCE SHEET — (UNAUDITED)
AS OF MARCH 31, 2010
(in thousands)

	Historical
	Archipelago		Pro Forma		Pro Forma
	Learning, Inc.	EducationCity	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$58,663	$7,569	$(40,116)	(a)	$26,116
Accounts receivable, net	5,664	5,122	—		10,786
Deferred tax assets	2,528	1,301	1,035	(b)	4,864
Prepaid expenses and other current assets	1,848	405	—		2,253

Total	68,703	14,397	(39,081)		44,019
Property and equipment, net	2,560	450	—		3,010
Goodwill	94,373	—	66,127	(c)	160,500
Intangible assets, net	11,924	—	26,817	(d)	38,741
Investment	6,446	—	—		6,446
Notes receivable	4,931	—	—		4,931
Other long-term assets	1,640	975	—		2,615

Total assets	$190,577	$15,822	$53,863		$260,262

Liabilities and Equity (Deficit)

Current liabilities:
Accounts payable	$64	$536	$—		$600
Accrued expenses	1,557	3,676	3,292	(k)	8,525
Deferred revenue	28,480	9,343	(2,617)	(e)	35,206
Current deferred tax liabilities	—	—	456	(b)	456
Revolving credit facility	—	—	10,000	(f)	10,000
Current portion of note payable to Sellers	—	—	2,414	(g)	2,414
Current portion of long-term debt	700	—	150	(h)	850
Interest rate swap	890	—	—		890

Total	31,691	13,555	13,695		58,941
Long-term note payable to Sellers	—	—	2,273	(g)	2,273
Long-term debt, net of current	60,701	—	14,850	(h)	75,551
Long-term deferred revenue	5,984	5,393	(2,525)	(e)	8,852
Long-term deferred tax liability	6,291	25	8,318	(b)	14,634
Other long-term liability	425	—	—		425

Total liabilities	105,092	18,973	36,611		160,676
Stockholders’ equity — Archipelago Learning, Inc.:
Preferred stock	—	—	—		—
Common stock	25	—	1	(i)	26
Additional paid-in capital	76,480	—	17,392	(i)	93,872
Retained earnings	8,980	—	(3,292)	(k)	5,688

Total stockholders’ equity — Archipelago Learning, Inc.	85,485	—	14,101		99,586
Deficit of EducationCity	—	(3,151)	3,151	(j)	—

Total liabilities and equity	$190,577	$15,822	$53,863		$260,262

See the accompanying notes to the unaudited pro forma condensed combined financial information.

ARCHIPELAGO LEARNING, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS — (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2010
(in thousands, except per share amounts)

	Archipelago		Pro Forma		Pro Forma
	Learning, Inc.	EducationCity	Adjustments		Combined
Revenue	$12,549	$2,544	$—		$15,093
Cost of revenue	913	340	—		1,253

Gross profit	11,636	2,204	—		13,840
Operating Expense:
Sales and marketing	3,822	1,162	394	(l)	5,378
Content development	1,041	161	123	(m)	1,325
General and administrative	2,789	2,472	(1,578)	(n)	3,683

Total	7,652	3,795	(1,061)		10,386

Income (loss) from operations	3,984	(1,591)	1,061		3,454
Other income (expense):
Interest expense	(770)	—	(463)	(o)	(1,233)
Interest income	153	2	—		155
Foreign currency gain, net	—	165	—		165
Derivative loss	(73)	—	—		(73)

Total	(690)	167	(463)		(986)

Net income (loss) before tax	3,294	(1,424)	598		2,468
Provision (benefit) for income tax	1,227	(379)	(84)	(p)	764

Net income (loss)	2,067	(1,045)	682		1,704

Earnings per share:
Basic	$0.08				$0.06
Diluted	$0.08				$0.06
Weighted-average shares outstanding:
Basic	23,856				25,099
Diluted	24,252				25,495
See the accompanying notes to the unaudited pro forma condensed combined financial information.

ARCHIPELAGO LEARNING, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS — (UNAUDITED)
FOR THE YEAR ENDED DECEMBER 31, 2009
(in thousands, except per share amounts)

	Archipelago		Pro Forma		Pro Forma
	Learning, Inc.	EducationCity	Adjustments		Combined
Revenue	$42,768	$8,555	$—		$51,323
Cost of revenue	3,074	1,205	—		4,279

Gross profit	39,694	7,350	—		47,044
Operating Expense:
Sales and marketing	14,048	4,242	1,576	(l)	19,866
Content development	3,773	512	494	(m)	4,779
General and administrative	9,243	3,763	(1,856)	(n)	11,150

Total	27,064	8,517	214		35,795

Income (loss) from continuing operations	12,630	(1,167)	(214)		11,249
Other income (expense):
Interest expense	(2,803)	—	(1,960)	(o)	(4,763)
Interest income	159	81	—		240
Foreign currency loss, net	—	(163)	—		(163)
Derivative loss	(518)	—	—		(518)

Total	(3,162)	(82)	(1,960)		(5,204)

Net income (loss) from continuing operations before tax	9,468	(1,249)	(2,174)		6,045
Provision (benefit) for income tax	3,094	(687)	(369)	(p)	2,038

Net income (loss) from continuing operations	6,374	(562)	(1,805)		4,007

Earnings per share:
Basic	$0.31				$0.18
Diluted	$0.31				$0.18
Weighted-average shares outstanding:
Basic	20,408				21,650
Diluted	20,434				21,677
See the accompanying notes to the unaudited pro forma condensed combined financial information.

ARCHIPELAGO LEARNING, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1. BACKGROUND AND BASIS OF PRO FORMA PRESENTATION
     On June 9, 2010, we completed our acquisition of EducationCity. EducationCity publishes EducationCity.com, an online K-12 educational content and assessment program for schools in the United Kingdom and United States. Similar to our product Study Island, EducationCity maps to standards, combines rigorous content and interactive animations, fun games, and motivational rewards to drive academic success in a fun and engaging manner. Unlike Study Island, EducationCity core classroom and individual instruction is geared toward the initial teaching phases of academic content. EducationCity helps students learn basic skills and concepts while Study Island helps assess, reinforce and master this knowledge. When used in conjunction with one another, EducationCity and Study Island provide a powerful comprehensive teaching and reinforcement solution to enhance student learning and teacher performance. These factors, among others, contributed to a purchase price in excess of the estimated fair value of EducationCity’s net identifiable assets acquired and, as a result, we have recorded goodwill in connection with this transaction.
     The Acquisition was accounted for using management’s preliminary estimates utilizing fair value concepts, based on the exit price of assets and liabilities, representing the amounts that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants and uses the assumptions that market participants would use to price an asset or liability based on the best information available.
     Acquisition costs of $3.3 million, consisting primarily of professional fees and foreign stamp tax, were incurred subsequent to March 31, 2010 and were recorded as expense in our consolidated statement of operations at that time. The acquisition costs paid are not reflected in the pro forma condensed combined statements of operations, as they are nonrecurring, but such costs are accounted for on the pro forma condensed combined balance sheet as an adjustment to retained earnings and accrued expenses.
2. PURCHASE PRICE ALLOCATION
     The following table summarizes the preliminary allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed on the closing date of June 9, 2010, as if the Acquisition had occurred on March 31, 2010 (in thousands):

Purchase price:
Cash paid to sellers, net of cash received	$57,547
Note payable	4,687
Issuance of common stock	17,393

Total	$79,627

Assets (liabilities) acquired:
Accounts receivable	$5,122
Deferred tax assets	3,286
Other assets	880
Intangible assets	26,817
Accounts payable and accrued expenses	(4,212)
Deferred tax liabilities	(8,799)
Deferred revenue	(9,594)

Total	$13,500

Remaining value, recorded to goodwill	$66,127

     The estimated goodwill reflected on this pro forma balance sheet is calculated as if the transaction had occurred as of the pro forma balance sheet date and therefore, will be different from the preliminary estimated goodwill recorded upon the acquisition date. The goodwill recorded in connection with this transaction is not deductible for income tax purposes.

     The identifiable intangible assets, which are amortized on a straight-line basis over their respective lives, with a fair value of $26.8 million consist of the following (dollars in thousands):

	Amortization	Acquired
	Period	Fair
	(Years)	Value
Finite-lived intangible assets:
Customer relationships	9-11	$15,483
Technical development/program content	15	7,239
Noncompete agreements	5	1,022
Indefinite-lived intangible assets:
EducationCity trade name	n/a	3,073

Total intangible assets		$26,817

3. PRO FORMA FINANCIAL INFORMATION ADJUSTMENTS
     The following pro forma adjustments are included in our unaudited pro forma condensed combined balance sheet (in thousands):
(a)	Represents the cash paid in connection with the Acquisition.

(b)	Represents the deferred taxes recorded related to the fair value adjustments, primarily related to intangible assets and deferred revenue. This adjustment is nonrecurring in nature and is thus not reflecting on the pro forma condensed combined statements of operations

(c)	Represents the acquired goodwill.

(d)	Represents the acquired intangible assets.

(e)	Represents the adjustment to deferred revenue to record the fair value of the liability assumed.

(f)	Represents the draw on the revolving credit facility to finance the Acquisition.

(g)	Represents the deferred cash consideration for the Acquisition, to be paid to the Sellers on December 31, 2010 and 2011, recorded at fair value.

(h)	Represents the additional term loan funded to finance the Acquisition, along with the adjustment to the current portion for the additional payments due within one year.

(i)	Represents the common stock issued to the Sellers in connection with the Acquisition.

(j)	Represents the removal of the historical equity of EducationCity.

(k)	Represents the accrual and expense related to acquisition related costs of $3,292.
     The following pro forma adjustments are included in our unaudited pro forma condensed combined statements of operations (in thousands):
(l)	Represents amortization of the customer relationship intangible acquired of $394 in the three months ended March 31, 2010 and $1,576 in the year ended December 31, 2009.

(m)	Represents amortization of the program content intangible acquired of $123 in the three months ended March 31, 2010 and $494 in the year ended December 31, 2009.

(n)	Includes amortization of the noncompete agreement intangible acquired of $52 in the three months ended March 31, 2010 and $209 in the year ended December 31, 2009. Additionally, includes a reduction of compensation expense for the Sellers based on new employment agreements signed in connection with the Acquisition of $1,630 in the three months ended March 31, 2010 and $2,065 in the year ended December 31, 2009.

(o)	Represents additional interest expense on the additional term loan, the draw on the revolving credit facility, the amortization of additional loan amortization fees incurred, and the incremental interest rate on existing debt adjusted in the amended credit agreement signed in connection with the funding of the additional debt amounts in order to finance the Acquisition.

(p)	Represents the tax impact of the adjustments, based on the tax rate in effect for the entity impacted by the adjustment.